Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 11, 2013

Date of Report

(Date of Earliest Event Reported)

Canwealth Minerals Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54533	27-2288541
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation)

1376 Perrot Blvd, Ile Perrot, Quebec, Canada J7V 7P2

(Address of Principal Executive Offices)

(514) 425-2020

(Registrant's Telephone Number)

Item 4.01 Changes in Registrant's Certifying Accountant.

The Board of Directors of the Company determined on April 11, 2013 to dismiss its then accountants, KCCW Accountancy Corp (“KCCW”).

During the period from February 27, 2010 (inception) through April 11, 2013, the Company had no disagreements on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure and the former accountant's report on the financial statements for the past two years and from February 27, 2010 (inception) through December 31, 2011 did not contain an adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern. The Company provided KCCW with a copy of this Current Report on Form 8-K prior to filing with the Securities and Exchange Commission (the “SEC”) and requested that KCCW furnish a letter addressed to the SEC stating whether or not KCCW agrees with the statements noted above. A copy of KCCW’s letter, dated April 11, 2013, is filed as Exhibit 16.1 hereto.

Simultaneously on April 11, 2013, the Company engaged the accounting firm of RBSM, LLP (“RBSM”), 805 Third Avenue, Suite 902 New York, New York, 10022.

During the period from February 27, 2010 (inception) through April 11, 2013, the Company did not consult with RBSM regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by RBSM, or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Exhibits

Exhibit 16.1 Letter of KCCW Accountancy Corp. to the Securities and Exchange Commission regarding change in independent registered accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Canwealth Minerals Corporation

Date: April 12, 2013	/s/ Garth McIntosh
President